Exhibit 10.6

Date: 1 October 2020

Paybats Sdn Bhd

VO2-03-07, Velocity Office 2

Lingkaran SV, Sunway Velocity

55100 Kuala Lumpur, Malaysia

Attn : Mr. Choo Keam Hui

APPOINTMENT LETTER

-MERCHANT RECRUITMENT AND ON-BOARDING (“APPOINTMENT”)

We refer to the above-mentioned subject matter.

Upon review of your company profile, VE Services Sdn Bhd (Company Registration No.: 538199-W) (hereinafter referred as “VE SERVICES”) formally appoints Paybats Sdn Bhd (Company No.: 1327311-V) (hereinafter referred to as “Agent”) as our Independent Merchant Recruitment and On-Boarding Agent with immediate effect.

As the Agent, you are required to introduce, recruit and on-board new merchants for VE Services’ payment services. The Appointment shall be premised upon the terms and conditions as stipulated in the ensuing attachment.

Kindly sign and return to us the duplicate of this appointment letter to indicate your acceptance and we look forward to a fruitful business relationship with Paybats Sdn Bhd.

Thank You.

For and on behalf of
VE SERVICES SDN BHD

/s/ How Wil Kin
How Wil Kin
COO

ACKNOWLEDGEMENT & ACCEPTANCE

I, on behalf of PAYBATS SDN BHD (Company No.: 1327311-V), hereby acknowledge and accept the terms and conditions as stipulated in your Appointment dated 1 October 2020.

For and on behalf of PAYBATS SDN BHD

/s/ Choo Keam Hui
Name: Choo Keam Hui
Designation: CEO
Date: 1 Oct 2020
Company Stamp:

VE Services SDN. BHD. (Company No. 538199-W)

VO2-08-12, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia.

Tel: +603- 2781 9066 Website: www.ves.com.my

ATTACHMENT

This attachment on the Agent’s Terms & Conditions (“Terms”) forms an integral part of the Appointment.

1)	The Appointment is for a period of one (1) year with immediate effect and shall be renewed automatically on a yearly basis unless notified otherwise;
2)	The Agent’s appointment is non-exclusive and VE Services reserves its rights to appoint any other party as its Agent;
3)	The Agent shall introduce, recruit and on-board new merchants for VE Services’ payment services (“Applicant”);
4)	The fees/ commission structure to Agent is enclosed as Enclosure 1, and shall be paid on a monthly basis within 30 days and subject to full payment of fees and charges by the approved Applicant.
5)	The approval for all newly Applicants (I.e. recruited merchants) with regards to VE Services’ payment services shall be at the sole discretion of VE Services;
6)	All charges and payments, which shall include but not limited to on-boarding fee, administrative fees, monthly fees and transaction fees, from the Applicants shall be paid directly to VE Services;
7)	All information regarding VE Services provided by us to Agents are to be kept confidential and shall not be disclosed to any third party without the prior written consent of VE Services except for the fulfillment of your obligations herein;
8)	Where the Agent received any personal data (as defined by the Personal Data Protection Act 2010) from us or the Applicant, the Agent shall ensure full compliance with the provisions of the Personal Data Protection Act 2010 and shall only deal with data to fulfill its obligations herein;
9)	The Agent shall comply with all applicable laws, rules or ordinances in the performance of its obligations herein, and warrants that no such applicable laws, rules or ordinances will be violated during the Appointment. The Agent shall defend and hold VE Services harmless from any losses, cost and/or damages incurred as a result of any such violations;
10)	The Agent is expressly prohibited from using any persons, means, devices or arrangements to commit fraud, violate any applicable law, interfere with other affiliates or falsify information in connection with Applicants and VE Services shall make all determinations about fraudulent activity in its sole discretion;
11)	Each party is entitled to terminate this Appointment at any time by giving the other party a fourteen (14) days notice in writing;
12)	Notwithstanding VE Services’ rights for termination stated herein, VE Services reserves the rights to withhold payment of your fees/ commission in the event of a breach in the Agent’s obligations stated herein;
13)	The Terms stated herein constitutes the entire understanding between VE Services and the Agent with regards to the Appointment and supercedes any previous agreements and/or understanding between both parties in relation to such matters.

VE Services SDN. BHD. (Company No. 538199-W)

VO2-08-12, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia.

Tel: +603- 2781 9066 Website: www.ves.com.my

Enclosure 1: Fee and Commission Structure

A. Merchant Fees

	Normal Package*	Premium Package*
Monthly Fee	RM50.00	RM50.00
Annual Fee (waive if sales above RM240K per year)	RM500.00	RM500.00
Transaction Fee: -
MDR - Debit/ Credit Card payment	2.50%	1.80%
MDR - Alipay	2.50%	2.50%
MDR - Touch N Go E-wallet, Boost, Grabpay	1.50%	1.50%
Maybank QR Pay	1.50% or min. RM1.20 whichever is higher	1.50% or min. RM1.20 whichever is higher
FPX	RM1.20	RM1.20

Note:

* Packages may differ from time to time at the sole discretion of VE Services.

B. PAYBATS’ Commission:

1) Share of Monthly Fee	RM25.00 /Account / Month (until the termination of the signup merchant)
2) Transaction fee
	Normal Package	Premium Package
Debit/ Credit Card payment	0.525%	0.175%
Alipay	0.35%	0.35%
Touch N Go E-wallet, Boost, Grabpay	0.15%	0.15%
Maybank QR Pay	RM0.10	RM0.10
FPX	RM0.10	RM0.10

VE Services SDN. BHD. (Company No. 538199-W)

VO2-08-12, Velocity Office 2, Lingkaran SV, Sunway Velocity, 55100 Kuala Lumpur, Malaysia.

Tel: +603- 2781 9066 Website: www.ves.com.my